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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 ______________
                                    Form 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                  ____________

                                 ACCENTURE LTD
             (Exact Name of Registrant as Specified in Its Charter)


           Bermuda                                           98-0341111
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                         Identification Number)


                                   Cedar House
                                 41 Cedar Avenue
                             Hamilton HM12, Bermuda
                                 (441) 296-8262
                    (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates:
No. 333-59194

Securities to be registered pursuant to Section 12(b) of the Act:


Title Of Each Class To Be So Registered           Name of Each Exchange On Which
---------------------------------------           Each Class Is To Be Registered
Class A Common Shares, par value                  ------------------------------
$0.0000225 per share                              New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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Item 1.  Description of Registrant's Securities to be Registered

         Information with respect to the Class A common shares is incorporated herein by reference to the section captioned "Description of Share Capital" in the prospectus included in the Registration Statement on Form S-1 (Registration No. 333-59194), as amended (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission"). The Registration Statement was originally filed with the Commission on April 19, 2001.

Item 2.  Exhibits

         1.1 Specimen Certificate for Class A common shares of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement).

         2.1 Memorandum of Continuance of the Registrant, dated February 21, 2001 (incorporated by reference to Exhibit 3.1 to the Registration Statement).

         2.2  Bye-laws of the Registrant (incorporated by reference to Exhibit
              3.2 to the Registration Statement).
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                                   SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Dated: June 25, 2001                      ACCENTURE LTD

                                              /s/ Joe W. Forehand
                                          By:----------------------------------
                                             Name:  Joe W. Forehand
                                             Title: Chief Executive Officer
                                                     and Chairman of the Board